SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 2, 2005

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Principal Officers; Election of New Directors; Appointment of Principal Officers.

(d)	New Director.

               On June 2, 2005, the Board of Directors, upon recommendation of the Corporate Governance Committee, elected Sean O'Keefe as a new director, effective July 1, 2005. A copy of the press release announcing Mr. O'Keefe's election is attached as Exhibit 99.1.

               At the present time, Mr. O'Keefe has not been named to any committee of the board of directors and it is premature to state which committee(s), if any, Mr. O'Keefe may expect to be named in the future.

               There is no arrangement or understanding between Mr. O'Keefe and any other person pursuant to which Mr. O'Keefe was elected as a director of the Company. There are no transactions in which Mr. O'Keefe has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

               The following exhibit is being furnished, not filed, pursuant to Item 5.02 of Form 8-K:

               99.1 Press release, dated June 2, 2005, entitled Sean O'Keefe Elected to DuPont Board of Directors.

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EXHIBIT 99.1

SEAN O'KEEFE ELECTED TO DUPONT BOARD OF DIRECTORS

               WILMINGTON, Del., June 2, 2005 -- DuPont today announced that Sean O'Keefe, chancellor of Louisiana State University and former administrator of the U.S. National Aeronautics and Space Administration (NASA), has been elected to its board of directors, effective July 1.

               O'Keefe, 49, has served in key leadership positions in the U.S. federal government. In addition to his role as NASA administrator from December 2001 to February 2005, O'Keefe was deputy assistant to the President and deputy director of the Office of Management and Budget in the current Bush administration. He also was appointed secretary of the Navy, and served as the comptroller and chief financial officer of the Department of Defense during the presidency of George H. W. Bush.

               "Sean brings a wealth of knowledge and government experience to the DuPont board," said Charles O. Holliday, Jr., chairman and chief executive officer of DuPont. "His broad perspectives and global insight will be very valuable to our company as we continue to put science to work to enhance business growth throughout the world."

               O'Keefe is a Fellow of the National Academy of Public Administration and the International Academy of Astronautics. Between public service appointments he was the Louis A. Bantle Professor of Business and Government Policy at the Syracuse University Maxwell School of Citizenship and Public Affairs. He also was a member of the Naval Postgraduate School Board of Advisors, Visiting Scholar at the Wolfson College of the University of Cambridge in the United Kingdom, and a member of the 1985 Kennedy School of Government program for national security executives at Harvard University.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

# # #

6/2/05

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

June 8, 2005

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